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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

              12.875% SERIES A SENIOR DISCOUNT DEBENTURES DUE 2009

                                       OF

                          ADVANCE HOLDING CORPORATION


     This form, or one substantially equivalent hereto, must be used to accept the Exchange Offer of Advance Holding Corporation (the "Company") made pursuant to the Prospectus dated ____________________, 1998 (the "Prospectus"), if certificates for the 12.875% Series A Senior Discount Debentures due 2009 (the "Series A Debentures") of the Company are not immediately available or if the Series A Debentures, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent or the procedure for book-entry transfer cannot be completed, prior to 5:00 P.M., New York City time, on the Expiration Date (as defined in the Prospectus). Such form may be delivered by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus.

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            TO:  U.S. TRUST COMPANY OF NEW YORK, THE EXCHANGE AGENT
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By Mail:                                        By Overnight Courier:

United States Trust Company of New York         United States Trust Company of New York
P.O. Box 844                                    770 Broadway, 13th Floor
Cooper Station                                  New York, New York 10003
New York, New York 10276-0844                   Attention:  Corporate Trust Operations Department
(registered or certified mail recommended)

By Hand:                                        By Facsimile:

United States Trust Company of New York         (212) 780-0592
111 Broadway, Lower Level                       (For Eligible Institutions Only)
New York, New York 10006
Attention: Corporate Trust Services             Confirm by telephone:
                                                (800) 548-6565
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     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS
VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal to be used to tender Series A Debentures is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.

LADIES AND GENTLEMEN:

     The undersigned hereby tenders to Advance Holding Corporation, a Virginia corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, __________________________ Series A

                                       (principal amount of Series A Debentures)
Debentures pursuant to the guaranteed delivery procedures set forth in Instruction 1 of the Letter of Transmittal.
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           NOTE:  SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

Principal Amount(s) of Series A               Name(s) of Record Holder(s)
 Debentures

____________________________________       ____________________________________
____________________________________       ____________________________________
                                                  PLEASE PRINT OR TYPE

                                           Address_____________________________
                                                                       ZIP CODE

                                           Area Code and Tel. No.______________

                                           Signature(s)________________________

                                           ____________________________________

                                           Dated:______________________________

                                           If Series A Debentures will be
                                           delivered by book-entry transfer at
                                           The Depository Trust Company ("DTC"),
                                           Depository Account No:

     This Notice of Guaranteed Delivery must be signed by the registered Holder(s) of Series A Debentures exactly as its (their) name(s) appear on certificates for Series A Debentures or on a security position listing as the owner of Series A Debentures, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

                      Please print name(s) and address(es)

Name(s):      _________________________________________________________________
              _________________________________________________________________
Capacity:     _________________________________________________________________
Address(es):  _________________________________________________________________
              _________________________________________________________________

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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or a commercial bank or trust company having an office or correspondent in the United States or an "Eligible Guarantor Institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Series A Debentures tendered hereby within the meaning of Rule 10b-4 under the Exchange Act, (b) represents that such tender of Series A Debentures complies with Rule 10b-4 and (c) guarantees that delivery to the Exchange Agent of certificates for the Series A Debentures tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Series A Debentures into the Exchange Agent's Account at DTC, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within five New York Stock Exchange trading days after the Expiration Date.

     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND SERIES A DEBENTURES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.


Name of Firm ______________________________     ________________________________
                                                      AUTHORIZED SIGNATURE
Address ___________________________________     Name ___________________________
                                                      PLEASE PRINT OR TYPE
___________________________________________
                                  ZIP CODE      Title __________________________

Area Code and Tel. No. ____________________
                                                Date ___________________________

Dated:  _____________________, 1998


NOTE: DO NOT SEND SERIES A DEBENTURES WITH THIS FORM; SERIES A DEBENTURES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN FIVE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

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